As filed with the Securities and Exchange Commission on September 2, 1998.
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            MEADOW VALLEY CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                   -----------

             Nevada                                       88-0328443
-------------------------------              -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                                    --------

           4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040
           ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                             1994 Stock Option Plan
                             ----------------------
                            (Full title of the plan)


                   Bradley E. Larson, Chief Executive Officer
                       4411 South 40th Street, Suite D-11
                             Phoenix, Arizona 85040
                                 (602) 437-5400
                  --------------------------------------------
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                        --------------------------------

                        Exhibit Index Begins at Page II-5

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of           Amount to be       Proposed        Proposed       Amount of
Securities         Registered(1)       Maximum         Maximum      Registration
to be                                 Offering        Aggregate         Fee
Registered                            Price Per       Offering
                                     Security(2)      Price(2)
--------------------------------------------------------------------------------
Common Stock,      700,000 Shares       $5.31        $3,717,000        $1,097
$.001 par value
================================================================================

     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1994 Stock Option Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 700,000 shares are issuable under the Plan at an offering price per share based upon the closing price of the Common Stock on the NASDAQ National Market on August 31, 1998 of $5.31 per share.

                            MEADOW VALLEY CORPORATION

                                     PART I

                   Cross Reference Sheet Required by Item 501

          Item in Form S-8                      Caption In Prospectus
          ----------------                      ---------------------

1.   General Plan Information.......    Cover Page; Issuer and Participating
                                        Employees; Description of the Plan;
                                        Tax Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information....................    Available Information

3.   Incorporation of Documents
     by Reference...................    Incorporation by Reference

4.   Description of Securities......    Description of the Plan

5.   Interests of Named Experts
     and Counsel....................    Legal Matters

6.   Indemnification of
     Directors and Officers.........    Indemnification of Directors and
                                        Officers--Part II

7.   Exemption from Registration
     Claimed........................    Not Applicable

8.   Exhibits.......................    Not Applicable (See Part II, Item 8)

9.   Undertakings...................    Not Applicable (See Part II, Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1994 Stock Option Plan by directors of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                 700,000 SHARES
                                  COMMON STOCK


                            MEADOW VALLEY CORPORATION
                                 ---------------

                             1994 STOCK OPTION PLAN
                                 ---------------

     This Reoffer Prospectus ("Prospectus") relates to the offering by Meadow Valley Corporation (the "Company") and the Company's employees, officers, directors and consultants of up to 700,000 shares (subject to adjustment in certain circumstances) of the Company's $.001 par value Common Stock (the "Common Stock" or "shares"), purchasable by such employees, officers, directors and consultants pursuant to Common Stock options ("options") under the Company's 1994 Stock Option Plan (the "Plan"). As of the date hereof, 667,475 options issued under the Plan are outstanding.

                                 ---------------

     This Prospectus will be used by non-affiliates of the Company as well as persons who are "affiliates" (as that term is defined under the Securities Act of 1933) to effect resales of the shares. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales although it will receive the exercise price of the options.

                                 ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof.

                                ----------------

               The date of this Prospectus is September __, 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates and on the Commission's website at www.sec.gov. The Company's Common Stock is traded on the NASDAQ National Market under the symbol "MVCO." Reports, proxy and information statements may also be inspected at the NASDAQ National Market offices, 1735 K Street Northwest, Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish such other reports as may be authorized, from time to time, by its Board of Directors.

                           INCORPORATION BY REFERENCE

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's directors pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040, (602) 437-5400.

                                TABLE OF CONTENTS
                                -----------------



INTRODUCTION.............................................................  4

SELLING STOCKHOLDERS...................................................... 4

METHOD OF SALE............................................................ 5

SEC POSITION REGARDING INDEMNIFICATION.................................... 5

DESCRIPTION OF THE PLAN................................................... 5

APPLICABLE SECURITIES LAW RESTRICTIONS.................................... 6

TAX CONSEQUENCES.......................................................... 7

LEGAL MATTERS............................................................. 8

EXPERTS  ................................................................. 8

                                  INTRODUCTION

     Operating through Meadow Valley Contractors, Inc., the Company is a heavy construction contractor specializing in structural concrete construction of highway bridges and overpasses and the paving of highways and airport runways. The Company generally serves as the prime contractor for public sector customers (such as federal, state and local governmental authorities) in the states of Nevada, Arizona, Utah and New Mexico. The Company believes that specializing in structural concrete construction has contributed significantly to its revenue growth and provides it with an advantage in the competitive bidding process. However, such specialization limits the types and sizes of projects upon which the Company bids and may be a competitive disadvantage for projects in which the amount of work proposed to be completed by the prime contractor (as compared to the amount of work which will be subcontracted by the prime contractor) is a consideration in the bidding process. The Company primarily seeks public sector customers because public sector projects are less cyclical than private sector projects, payment is more reliable, work required by the project is generally standardized and little marketing expense is incurred in obtaining projects.

                              SELLING STOCKHOLDERS

     This Prospectus covers possible sales by officers and directors of the Company (as well as employees whose names are not included herein) of shares they acquire through exercise of options granted under the Plan. The names of such officers and directors who may be Selling Stockholders from time to time are listed below, along with the number of shares of Common Stock currently owned by them and the number of shares offered for sale hereby. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended. The stockholders listed below have sole voting and investment powers with respect to the shares. Their addresses are in care of the Company.

                                                                 Number of
Name of Selling           Shareholdings                          Shares Offered
Stockholder                 Number(1)          Percent           For Sale (2)
---------------           -------------        -------           ------------

Bradley E. Larson             74,000           2.0548%               52,000
Paul R. Lewis                170,800           4.7428%               44,400
Kenneth D. Nelson             78,000           2.1659%               34,800
Alan A. Terril               100,000           2.7768%               41,400
Gary A. Agron                      0                0%               18,500
Charles E. Cowan                   0                0%               18,500
Scott E. Miller               39,000           1.0830%               18,500
Gary W. Burnell                1,000           0.0278%               85,400
Julie L. Bergo                   100           0.0028%               18,650

(1) Does not include stock options issued under the Plan.  See footnote (2).
(2) Represents shares underlying stock options issued under the Plan.

                                 METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on the NASDAQ National Market, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock may be traded or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of customary brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     The Company's Article of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In November 1994, the Company's stockholders approved the Plan for the benefit of employees, officers, directors and consultants of the Company. The Company believes that the Plan provides an incentive to individuals to act as employees, officers, directors and consultants of the Company and to maintain a continued interest in the operations and future of the Company. All options were issued under Section 422A of the Internal Revenue Code, and include qualified and non-qualified stock options.

     The terms of the Plan provide that the Company is authorized to grant options to purchase shares of Common Stock ("options" or "option shares") to employees, officers, directors and consultants of the Company upon the majority consent of the Company's Board of Directors acting as the Stock Option Committee ("Committee"). Any employee, officer, director or consultant of the Company is eligible to receive options under the Plan. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the NASDAQ National Market on the date of the grant. (Fair market value is defined as the mean price between the bid and offer prices on the grant date.) The option price for nonqualified stock options must not be less than 100% of such fair market value. Options must be exercised within 10 years following the date of grant (or sooner at the discretion of the Board of Directors), and the optionee must exercise options during service to the Company or within three months of termination of such service (12 months in the event of death on disability). In the event an optionee is terminated for cause, the option terminates immediately. The Board of Directors may set and thereafter accelerate the times at which the options are exercisable or extend the termination date of any options.

     A total of 700,000 shares of the Company's authorized but unissued Common Stock have been reserved for issuance pursuant to the Plan of which 667,475 options are currently outstanding at exercise prices ranging from $4.38 to $6.25 per share.

     Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

     The Plan is administered by the Board of Directors, acting as the Committee, which has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares.

     Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the Prospectus.

     There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until November 2004 but may be terminated or extended by the Company's Board of Directors. Additional information concerning the Plan and its administrators may be obtained from the Company at the address and telephone number indicated under "Incorporation by Reference" above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. The Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to options.

     Up to 700,000 shares may be issued under the Plan. The Company has authorized 15,000,000 shares of Common Stock of which 3,601,250 shares were outstanding as of June 30, 1998. Common shares outstanding and those to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors unless a candidate's name has been placed in nomination prior to commencement of voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes.

     Directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If an option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to the Company from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general the Company would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize income equal to the amount of the

Company's deduction. The Company's deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and the Company's deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. The Company expects that optionees will be required to exercise their options within ten years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby upon exercise of Options will be passed on for the Company by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111. Mr. Agron is a director of the Company and holds an option to purchase 18,500 shares under the Plan.

                                     EXPERTS

     The financial statements of the Company incorporated by reference in the Company's Annual Report on Forms 10K for the years ended December 31, 1996 and 1997, were audited by BDO Seidman LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10K for the year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1997, filed pursuant to Section 13(a) of the Exchange Act; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended (Registration No. 33-87750, including any amendments or reports filed for the purpose of updating such description.

          (d) All other reports and subsequent reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Gary A. Agron, a director and option holder of the Registrant. See "Legal Matters."

Item 6. Indemnification of Directors and Officers.

     Article Sixth of the Registrant's Articles of Incorporation provides as follows:

     "SIXTH: To the fullest extent permitted by the Nevada Revised Statutes as the same exists or may hereafter be amended, an officer or director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as such officer or director."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, Washington, D.C. 20549, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The  following  is a list of  Exhibits  filed  as part of the  Registration
Statement:

     4.   1994 Stock Option Plan.

     4.1  Incentive Stock Option Agreement.

     4.2  Non-Statutory Stock Option Agreement.

     5.   Opinion of Gary A. Agron

     24.  Consent of BDO Seidman, LLP, independent certified public accountants

Item 9. Undertakings

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on September , 1998.

                                          MEADOW VALLEY CORPORATION

                                          By: /s/  Bradley E. Larson
                                             -----------------------------------
                                             Bradley E. Larson,
                                             Chief Executive Officer

     Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed below by the following persons on the dates indicated.

        Signature                      Title                         Date
        ---------                      -----                         ----

/s/  Bradley E. Larson
-------------------------     Chief Executive Officer,        September 1, 1998
Bradley E. Larson             President and Director


/s/  Kenneth D. Nelson
-------------------------     Vice President, Chief           September 1, 1998
Kenneth D. Nelson             Administrative Officer and
                              Director

/s/  Alan A. Terril
-------------------------     Vice President--Nevada          September 1, 1998
Alan A. Terril                Operations and Director


/s/  Gary W. Burnell
-------------------------     Vice President, Treasurer       September 1, 1998
Gary W. Burnell               and Chief Financial Officer


/s/  Paul R. Lewis
-------------------------     Chief Operating Officer and     September 1, 1998
Paul R. Lewis                 Director


-------------------------     Director                        September   , 1998
Charles E. Cowan


/s/  Julie L. Bergo
-------------------------     Secretary and Principal         September 1, 1998
Julie L. Bergo                Accounting Officer


/s/  Gary A. Agron
-------------------------     Director                        September 1, 1998
Gary A. Agron


-------------------------     Director                        September   , 1998
Scott E. Miller

                                  EXHIBIT INDEX
                                  -------------

    Exhibit No.                         Exhibit                         Page No.
    -----------                         -------                         --------

        4.                 1994 Stock Option Plan.

        4.1                Incentive Stock Option Agreement.

        4.2                Non-Statutory Stock Option Agreement.

        5.                 Opinion of Gary A. Agron.

        23.                Consent of BDO Seidman, LLP,
                           independent certified public accountants.